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                                                                      EXHIBIT j


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors and Shareholders
Tax-Free Investments Co.:

We consent to the use of our report on the Cash Reserve Portfolio (a portfolio of Tax-Free Investments Co.) dated May 1, 2000 included herein and to the reference to our firm under the heading "Reports" in the Statement of Additional Information.

KPMG LLP

Houston, Texas
February 15, 2001